SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
THE DIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[Dial Corporation Logo]

April 7, 2000

To Our Stockholders:

      You are cordially invited to attend our 2000 annual meeting of stockholders. Our 2000 annual meeting will be held at our corporate headquarters, 15501 North Dial Boulevard, Scottsdale, Arizona, on June 1, 2000. The annual meeting will begin promptly at 9:00 a.m., local time.

      Directors and Executive Officers will be present at the meeting to speak with stockholders. Please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone as to how you would like your shares to be voted. This way, your shares will be voted as you direct even if you cannot attend the meeting. Instructions on how to vote your shares by telephone are on the proxy card enclosed with this proxy statement.

Sincerely,

/s/ Malcolm Jozoff
Malcolm Jozoff
Chairman, President and
Chief Executive Officer

      Whether or not you plan to attend the meeting, please provide your proxy by calling the toll-free telephone number or filling in, signing, dating and promptly mailing the accompanying proxy card in the enclosed envelope.

[Dial Corporation Logo]

15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2000

April 7, 2000

      The annual meeting of stockholders of The Dial Corporation will be held at Dial’s corporate headquarters, 15501 North Dial Boulevard, Scottsdale, Arizona on June 1, 2000, at 9:00 a.m. local time. The purpose of the meeting is to vote on the following proposals:

1.	The election of three directors to serve until the annual meeting in 2003; and

2.	The approval of Dial’s employee stock purchase plan.

      The record date for the annual meeting is April 3, 2000. Only stockholders of record as of the close of business on that date can vote at the meeting.

      A copy of Dial’s 1999 Annual Report to Stockholders, which includes audited financial statements, is enclosed.

By Order of the Board of Directors
/s/ Jane E. Owens
Jane E. Owens
Senior Vice President, General Counsel
and Secretary

PROXY STATEMENT

OF
THE DIAL CORPORATION

15501 North Dial Boulevard

Scottsdale, Arizona 85260-1619

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 1, 2000

       The Board of Directors of The Dial Corporation is soliciting proxies to be used at the 2000 annual meeting. This proxy statement and the enclosed form of proxy will be mailed to stockholders beginning April 12, 2000. In addition to this solicitation by mail, Dial and its proxy solicitation firm, Georgeson & Co., may solicit proxies in person or by telephone, fax or other means. Dial has agreed to pay Georgeson a fee of $5,500, plus reasonable expenses, for its services. Dial also will pay all other expenses of solicitation.

Who Can Vote

      Stockholders of record as of the close of business on April 3, 2000, may vote at the meeting. Each stockholder has one vote for each share of common stock. On April 3, 2000, 95,017,145 shares of common stock were outstanding.

How You Can Vote

      Stockholders of record can give a proxy to be voted at the meeting either (1) over the telephone by calling a toll-free number, or (2) by mailing in the enclosed proxy card. Stockholders who hold their shares in “street name” must vote their shares in the manner prescribed by their brokers.

      The telephone voting procedure has been set up for your convenience. If you are a stockholder of record and you would like to vote by telephone, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using the enclosed proxy card and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

      Whether you choose to vote by telephone or by mail, you can specify whether your shares should be voted for all, some or none of the nominees for director (Proposal 1 on the proxy card). You also can specify whether you approve, disapprove or abstain from the proposal to approve Dial’s employee stock purchase plan (Proposal 2 on the proxy card). Proposal 1 for the election of directors is described in this proxy statement beginning on page 2 and Proposal 2 for the employee stock purchase plan is described beginning on page 18.

      If you are a participant in Dial’s Capital Accumulation Plan (Dial’s 401(k) Plan) or The Freeman Cosmetic Corporation 401(k) Plan, you may instruct how shares of common stock allocated to your account should be voted. The enclosed proxy card will serve as your voting instruction. If you do not provide voting instructions for shares allocated to your account, those shares will be voted in direct proportion to the voting of shares under the plan for which voting instructions have been received. Unallocated shares under the plan also will be voted in this manner.

      If you do not specify on your proxy card (or when giving your proxy by telephone) how you want to vote your shares, we will vote them “for” the election of all nominees for director under Proposal 1 and “for” approval of the employee stock purchase plan under Proposal 2.

How You Can Revoke Your Proxy

      You can revoke your proxy at any time before it is exercised in any of three ways:

(1)	by submitting written notice of revocation to Dial’s Secretary;

(2)	by submitting another proxy by telephone or mail that is dated later and, if by mail, that is properly signed; or

(3)	by voting in person at the meeting.

Required Votes

      A plurality of the votes cast by stockholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director under Proposal 1. A majority of votes cast by stockholders who are either present in person or represented by proxy is required to approve the employee stock purchase plan under Proposal 2. The votes are computed for each share as described on page 1.

      The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker nonvotes”) are not considered “shares present” and will not affect the outcome of the vote on the proposals for which no vote is indicated.

Other Matters to be Acted Upon at the Meeting

      We do not know of any other matters to be presented or acted upon at the annual meeting. If any other matters are properly presented at the meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons voting those shares.

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

      The Board of Directors consists of three classes of directors with overlapping three-year terms. One class of directors is elected each year with terms extending to the third annual meeting after such election. The three directors whose terms expire at the 2000 annual meeting are Joy A. Amundson, Thomas L. Gossage and Michael T. Riordan. The Board has nominated Ms. Amundson and Messrs. Gossage and Riordan for new three-year terms extending to the annual meeting in 2003 or until their successors are duly elected and qualified.

      If unforeseen circumstances make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares “for” that other person.

      Each of the nominees for director is now a member of the Board of Directors. The Board of Directors met six times during 1999. All of the directors attended at least 75% of the total number of Board and Board committee meetings in 1999. Information regarding each nominee for director is set forth below. Information regarding directors whose terms expire in 2001 and 2002 also is set forth in separate sections below.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

Joy A. Amundson

Age:	45

Director Since:	1997

Recent Business Experience:	Ms. Amundson is Senior Vice President of Abbott Laboratories, a diversified health care products and services company. Ms. Amundson also is President of Ross Products, a division of Abbott Laboratories. She has held a number of management positions since joining Abbott Laboratories in 1982.

Other Directorships:	Lutheran General Hospital

Thomas L. Gossage

Age:	65

Director Since:	1996

Recent Business Experience:	Mr. Gossage retired as Chairman and Chief Executive Officer of Hercules Incorporated, a worldwide producer of chemicals and related products, in January 1997.

Other Directorships:	Fluor Corporation; Alliant Techsystems Inc.

Michael T. Riordan

Age:	49

Director Since:	1997

Recent Business Experience:	Mr. Riordan served as President and Chief Operating Officer of Fort James Corporation, a paper products manufacturer, from 1997 until 1998. Prior to the merger of Fort Howard Corporation with James River Corporation, Mr. Riordan served as Chairman of the Board, President and Chief Executive Officer of Fort Howard Corporation from 1996 to 1997 and as President and Chief Operating Officer of Fort Howard Corporation from 1992 to 1996.

Other Directorships:	American Medical Security, Inc.; Wallace Computer Services, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL 2001

Joe T. Ford

Age:	62

Director Since:	1996

Recent Business Experience:	Mr. Ford is Chairman and Chief Executive Officer of ALLTEL Corporation, a telecommunications and information services company. Mr. Ford became Chief Executive Officer of ALLTEL in 1987 and Chairman of the Board in 1991.

Other Directorships:	ALLTEL Corporation (Chairman); Textron, Inc.

Barbara S. Thomas

Age:	50

Director Since:	1997

Recent Business Experience:	Ms. Thomas is President of Warner-Lambert Consumer Healthcare, the over- the-counter pharmaceuticals business of the Warner-Lambert Company. Ms. Thomas was with the Pillsbury Company from 1993 to 1997, serving last as President of Pillsbury Canada Ltd. Prior to joining Pillsbury, Ms. Thomas served as Senior Vice President of Marketing for Nabisco Brands, Inc.

Salvador M. Villar

Age:	49

Director Since:	1998

Recent Business Experience:	Mr. Villar is President and Chief Executive Officer of California Commerce Bank, the U.S. banking arm of Banco Nacional de México (known as “Banamex”). Mr. Villar has been with California Commerce Bank since 1981. Mr. Villar also is President and Chief Executive Officer of Banamex USA Bancorp.

Other Directorships:	California Commerce Bank; Banamex USA Bancorp; Banco Bansud, S.A.

DIRECTORS CONTINUING IN OFFICE UNTIL 2002

Herbert M. Baum

Age:	63

Director Since:	1997

Recent Business Experience:	Mr. Baum is President and Chief Operating Officer of Hasbro, Inc., a manufacturer and marketer of toys. Mr. Baum served as Chairman and Chief Executive Officer of Quaker State Corporation from 1993 to 1999. From 1978 to 1992, Mr. Baum was employed by Campbell Soup Company and in 1992 was named President of Campbell-North and South America.

Other Directorships:	Hasbro, Inc.; Fleming Companies, Inc.; Meredith Corporation; Midas, Inc.; Whitman Corporation

Donald E. Guinn

Age:	67

Director Since:	1996

Recent Business Experience:	Mr. Guinn is Chairman Emeritus of Pacific Telesis Group, a telecommunications holding company (known as “PacTel”). Mr. Guinn served as Chairman and Chief Executive Officer of PacTel from 1984 through his retirement in 1988.

Other Directorships:	Bank of America Corporation; Pacific Mutual Holding Company and its affiliate, Pacific LifeCorp

Malcolm Jozoff

Age:	60

Director Status:	1996

Recent Business Experience:	Mr. Jozoff is Chairman of the Board, President and Chief Executive Officer of The Dial Corporation. From 1993 to 1995, Mr. Jozoff served as Chairman and Chief Executive Officer of Lenox, Inc., a manufacturer of consumer products. From 1967 to 1992, Mr. Jozoff was employed by The Procter & Gamble Company, a manufacturer of consumer products. In 1990, Mr. Jozoff was named President — Health Care Sector and Corporate Group Vice President of Procter & Gamble and was appointed as a member of its Executive Committee.

Other Directorships:	Columbia Energy Group; Cosmetic, Toiletry and Fragrance Association; Grocery Manufacturers of America

COMMITTEES OF THE BOARD OF DIRECTORS

      Information concerning the five committees maintained by the Board of Directors is set forth below. With the exception of the Executive Committee, the Board committees consist only of directors who are not employees of Dial.

Executive Committee

Members:	Malcolm Jozoff (Chairman) Herbert M. Baum Joe T. Ford Donald E. Guinn Michael T. Riordan

Number of Meetings in 1999:	1

Functions:	Subject to limitations under Delaware law, exercises all the powers of the Board in the management of Dial’s business and affairs when the Board is not in session.

Audit Committee

Members:	Herbert M. Baum (Chairman) Joe T. Ford Thomas L. Gossage Salvador M. Villar

Number of Meetings in 1999:	4

Functions:	Recommends appointment of independent public accountant. Reviews audit reports, accounting policies, financial statements, internal auditing reports, internal controls and audit fees.

Executive Compensation Committee

Members:	Michael T. Riordan (Chairman) Joy A. Amundson Herbert M. Baum Donald E. Guinn

Number of Meetings in 1999:	6

Functions:	Reviews, for recommendation to the Board, salaries, compensation awards under various compensation plans and changes in major fringe benefit programs.

Approves salaries and compensation of executive officers.

Approves stock-based awards, including awards made under Dial’s 1996 Stock Incentive Plan.

Evaluates executive performance and oversees management succession plans.

Reviews, for recommendation to the Board, director compensation programs.

Finance Committee

Members:	Donald E. Guinn (Chairman) Thomas L. Gossage Barbara S. Thomas Salvador M. Villar

Number of Meetings in 1999:	5

Functions:	Reviews Dial’s financial results and oversees financial affairs. Recommends financial actions and policies to the Board.

Governance Committee

Members:	Joe T. Ford (Chairman) Joy A. Amundson Michael T. Riordan Barbara S. Thomas

Number of Meetings in 1999:	2

Functions:	Establishes the rules and procedures for Board governance.
Reviews and proposes candidates and nominees for director.
Recommends Board committee structure and membership.

COMPENSATION OF DIRECTORS

Fees

      The following are fees paid to directors who are not Dial employees:

Annual retainer	$30,000

Additional annual retainer for committee chairpersons	$2,500

Fee for each Board meeting	$1,500

Fee for each committee meeting	$1,000

      Directors also are paid a fee of $1,000 for each meeting they attend with management to prepare for Board and committee meetings, as well as for other Board-related services performed by directors. The following reflects the amounts of these fees paid to directors in 1999:

Joy A. Amundson	$2,000

Herbert M. Baum	$1,000

Donald E. Guinn	$2,000

Michael T. Riordan	$6,000

Deferred Compensation Plan

      Under this plan, nonemployee directors may defer part or all of their retainer and meeting fees. Amounts deferred are invested in Dial restricted stock units at the fair market value of the common stock on the date the amounts otherwise would have been paid in cash. Amounts deferred are payable to the director or to the director’s estate or beneficiary over a period of time elected by the director or upon termination of service as a director. In addition, directors can elect to receive amounts deferred in a lump sum upon a change in control of Dial.

Stock Options

      Dial grants each director, upon his or her first election as a director, non-qualified options to purchase common stock. Every August, Dial also grants each director non-qualified options to purchase common stock. The exercise price of all options granted to directors is the fair market value of the common stock on the grant date. The number of shares subject to each option granted to directors is equal to the amount of the annual retainer divided by one-third of the fair market value of the common stock on the grant date. The number of shares calculated under this formula is rounded to the nearest 100 shares. A director elected during the course of a year receives the initial grant described above, as well as a pro rata annual grant for the year in which the director is elected.

      In August 1999, 3,300 non-qualified options to purchase common stock were granted to each nonemployee director at an exercise price of $27.00.

      Beginning in 2000, directors may elect to receive nonqualified stock options in lieu of retainer and meeting fees. The exercise price of these options will be the fair market value of the common stock on the date the retainer and meeting fees otherwise would have been paid in cash. The number of shares subject to these options will be equal to the amount of the retainer or meeting fee divided by one-third of the fair market value of the common stock on the date the retainer or meeting fee otherwise would have been paid in cash.

Insurance

      Dial provides nonemployee directors with accidental death and dismemberment insurance benefits of $300,000. Dial also provides travel accident insurance benefits of $250,000 when directors travel on Dial business.

Charitable Award Program

      Messrs. Ford, Gossage and Guinn, who were directors of Dial’s former parent company (now known as Viad Corp) at the time of the spin-off of Dial, continue to participate in Viad’s charitable award program for directors. Under this program, each of them may contribute to one or more charitable organizations a total of $100,000 per year over a period of 10 years following the director’s death. The program is funded through the purchase of life insurance, with Dial as beneficiary.

EXECUTIVE COMPENSATION

      The following table sets forth compensation for fiscal years 1997, 1998 and 1999 of the Chief Executive Officer and the four next most highly compensated executive officers at the end of 1999 (the “Named Executive Officers”).

Summary Compensation Table

							Long-Term Compensation

		Annual Compensation
							Restricted	Securities
						Other Annual	Stock	Underlying
		Salary		Bonus		Compensation	Awards	Options/SARs
Name and Principal Position	Year	($)		($)		($)(1)	($)(2)	(#)

Malcolm Jozoff	1999	682,115		500,000		0	153,159	120,000
Chairman, President and	1998	650,000		619,222		11,531	154,806	0
Chief Executive Officer	1997	662,500	(5)	1,089,812		86,284	272,453	0

Susan J. Riley	1999	322,501		170,000		0	33,271	85,000
Executive Vice President	1998	275,000		215,762		1,693	30,321	0
and Chief Financial Officer	1997	101,548	(6)	119,320	(6)	17,419	29,830	176,544

Jeffrey B. Dias	1999	262,500	(7)	135,000	(7)	12,661	49,070	135,000
Executive Vice President	1998	0		0		0	0	0
	1997	0		0		0	0	0

Mark R. Shook	1999	264,808		126,278		0	18,224	0
Senior Vice President —	1998	250,000		146,869		0	9,375	0
International	1997	254,808	(5)	280,288		1,925	23,124	0

Bernhard J. Welle	1999	216,923		106,697		0	25,813	65,000
Senior Vice President —	1998	200,000		139,545		0	6,250	0
Human Resources	1997	203,846	(5)	274,519		2,750	26,946	0

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Long-Term
	Incentive
	Plan	All Other
	Payouts	Compensation
Name and Principal Position	($)(3)	($)

Malcolm Jozoff	0	15,000	(4)
Chairman, President and	0	26,343
Chief Executive Officer	0	114,366

Susan J. Riley	0	0
Executive Vice President	0	2,266
and Chief Financial Officer	0	43,745

Jeffrey B. Dias	0	112,851	(8)
Executive Vice President	0	0
	0	0

Mark R. Shook	0	7,944	(9)
Senior Vice President —	96,418	7,498
International	81,682	7,788

Bernhard J. Welle	0	4,800	(10)
Senior Vice President —	0	4,800
Human Resources	0	0

(1)	Reflects income tax gross-ups.

(2)	The amounts shown represent the fair market value of discounted Dial restricted stock units (“DRSUs”) acquired under the Management Deferred Compensation Plan. For the first three years that an employee is eligible to participate in this plan, the DRSUs are acquired at a 20% discount to market. DRSUs representing this discount vest at the end of the second calendar year after the calendar year in which the salary and bonus amounts were originally deferred. Dividend equivalents equal to the dividends paid on common stock are credited on DRSUs, which amounts are deemed reinvested in additional DRSUs. Mr. Dias was granted additional DRSUs in an amount equal to 15% of the number of DRSUs he acquired upon deferral of a portion of his signing bonus. The additional 15% DRSUs granted to Mr. Dias vest equally over two years. The total number of discounted DRSUs credited and the value of such DRSUs at December 31, 1999 to the Named Executive Officers was as follows:

Name	DRSUs(#)	Value($)

Malcolm Jozoff	19,134	463,395

Susan J. Riley	2,903	70,309

Jeffrey B. Dias	286	6,927

Mark R. Shook	1,541	37,328

Bernhard J. Welle	1,780	43,100

(3)	Reflects payments made in connection with the Viad Performance Based Stock Plan and the Viad Performance Unit Incentive Plan. Dividends are paid on performance-based stock at the same rate as paid to all stockholders. As of December 31, 1998, all performance- based stock awards had been paid out.

(4)	Includes a 401(k) Plan match of $4,800 and a supplemental 401(k) Plan match of $10,200.

(5)	Dial’s 1997 fiscal year included pay for 53 weeks.

(6)	Represents compensation for 19 weeks.

(7)	Represents compensation for 42 weeks.

(8)	Includes relocation reimbursement of $26,601, incidental relocation allowance of $5,000 and an employment incentive of $81,250. The signing bonus has been deferred into DRSUs under the Management Deferred Compensation Plan.

(9)	Includes a 401(k) Plan match of $7,800 and a supplemental 401(k) Plan match of $3,144.

(10)	Includes a 401(k) Plan match of $4,800.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information concerning nonqualified stock options granted to each of the Named Executive Officers during 1999.

					Potential Realizable
	Individual Grants				Value
					at Assumed Annual
	Number of	% of Total			Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(#)	Fiscal Year	($/Share)(1)	Date	5%($)	10%($)

Malcolm Jozoff	120,000	6.81%	29.7188	08/04/2009	2,242,800	5,683,692

Susan J. Riley	85,000	4.82%	29.7188	08/04/2009	1,588,650	4,025,949

Jeffrey B. Dias	50,000 (3)	2.84%	30.1875	03/15/2009	949,240	2,405,555
	85,000	4.82%	29.7188	08/04/2009	1,588,650	4,025,949

Mark R. Shook	0	—	—	—	—	—

Bernhard J. Welle	65,000	3.69%	29.7188	08/04/2009	1,214,850	3,078,667

(1)	The exercise prices are the fair market values of the common stock on the grant dates. Each option contains the right to surrender the option for cash, which right is exercisable only upon a change in control of Dial. One-third of the options become exercisable if the average closing market price over 20 consecutive days equals or exceeds 120% of the option price and at least one year has elapsed since the date of grant. Another one-third of the options become exercisable if the average closing market price equals or exceeds 140% of the option price and at least two years have elapsed since the date of grant. The final one-third of the options become exercisable if the average closing market price equals or exceeds 160% of the option price and at least three years have elapsed since the date of grant. All options become exercisable, in any event, five years after the date of grant. The term of the options is 10 years. In the event of a change in control of Dial, all options become fully vested and exercisable.

(2)	Potential realizable values are net of exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. The assumed 5% and 10% rate of stock price appreciation are provided in accordance with SEC rules and do not represent Dial’s estimate or projection of future stock price. Actual gains, if any, on stock option exercises will depend on future market prices on the date of exercise. Accordingly, there can be no assurance that these potential values will be realized.

(3)	Represents options granted in connection with commencement of employment. The vesting and terms of these options are the same as described in footnote (1) above.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information concerning stock options exercised by the Named Executive Officers during 1999 and the value of unexercised options at the end of 1999.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at FY-End(#)		at FY-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Malcolm Jozoff	0	0	1,053,110	120,000	11,248,911	0

Susan J. Riley	0	0	176,544	85,000	1,362,690	0

Jeffrey B. Dias	0	0	0	135,000	0	0

Mark R. Shook	91,834	1,808,031	55,830	0	748,982	0

Bernhard J. Welle	1,120	18,896	242,072	65,000	3,006,133	0

(1)	Represents the amount by which the closing price of Dial’s common stock exceeded the exercise prices of unexercised options at the end of 1999.

PENSION PLANS

      The following table shows estimated annual retirement benefits payable to a covered participant who retires at age 65 or later, for the years of service and remuneration level indicated, under Dial’s Retirement Income Plan and Supplemental Pension Plan. The Supplemental Pension Plan preserves pension benefits in excess of the limitations on these benefits under the Internal Revenue Code and the Employee Retirement Income Security Act (known as “ERISA”). The remuneration covered by the Retirement Income Plan is annual salary and bonus, as reported in the Pension Plan Table below. The final remuneration will be calculated using the average of the participant’s last five years of covered remuneration prior to retirement.

Pension Plan Table(1)

	Years of Service(2)

Remuneration	15	20	25	30

200,000	50,021	66,694	83,368	100,041

225,000	56,583	75,444	94,305	113,166

250,000	63,146	84,194	105,243	126,291

300,000	76,271	101,694	127,118	152,541

400,000	102,521	136,694	170,868	205,041

500,000	128,771	171,694	214,618	257,541

600,000	155,021	206,694	258,368	310,041

700,000	181,271	241,694	302,118	362,541

800,000	207,521	276,694	345,868	415,041

900,000	233,771	311,694	389,618	467,541

1,000,000	260,021	346,694	433,368	520,041

1,100,000	286,271	381,694	477,118	572,541

1,200,000	312,521	416,694	520,868	625,041

1,300,000	338,771	451,694	564,618	677,541

1,400,000	365,021	486,694	608,368	730,041

1,500,000	391,271	521,694	652,118	782,541

1,600,000	417,521	556,694	695,868	835,041

1,700,000	443,771	591,694	739,618	887,541

1,800,000	470,021	626,694	783,368	940,041

1,900,000	496,271	661,694	827,118	992,541

2,000,000	522,521	696,694	870,868	1,045,041

(1)	Benefits are computed on a single-life annuity basis and reflect a reduction for social security benefits to be received by the participant. The amounts set forth in the Pension Plan Table do not include any reduction for joint and survivorship provisions.

(2)	Years of service credited for purposes of calculating benefits are limited to a maximum of 30 years.

     The following table reflects credited years of service and estimated annual retirement benefits for each of the Named Executive Officers under Dial’s Retirement Income Plan and Supplemental Pension Plan:

			Estimated Annual
			Retirement Benefits at
Name	Credited Years of Service		Age 65(2)

Malcolm Jozoff	10	(1)	$498,590

Susan J. Riley	2		$253,386

Jeffrey B. Dias	1		$178,960

Mark R. Shook	17		$233,293

Bernhard J. Welle	12		$171,725

(1)	Mr. Jozoff is entitled to 2.5 years of credited service for each year employed provided he remains employed by Dial until February 1, 2002.

(2)	Calculated using 120% of annual rate of pay as of December 31, 1999 and assuming target bonus awards.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

CEO Employment Agreement

      Dial’s employment agreement with Mr. Jozoff provides that he is to serve as Chairman, President and Chief Executive Officer of the Company through February 1, 2002. Under the current employment agreement, Mr. Jozoff receives an annual base salary of $700,000 and is eligible to receive an annual bonus and stock options. In addition, Mr. Jozoff is eligible to participate in all employee benefit plans available to senior executives. If Mr. Jozoff is still employed by Dial at February 1, 2002, he will receive, retroactively and until termination of his employment, two and one-half years of employment credit for each year employed for purposes of calculating his pension benefits.

      Dial may terminate Mr. Jozoff’s employment agreement with or without cause. In addition, Mr. Jozoff may terminate the employment agreement for good reason, which includes a diminution in Mr. Jozoff’s title, position or responsibilities or a reduction in his compensation. If Dial terminates the employment agreement for cause, Mr. Jozoff will receive accrued but unpaid salary and bonus compensation through the date of termination. If Dial terminates the employment agreement without cause or if Mr. Jozoff terminates the employment agreement for good reason, Mr. Jozoff will receive benefits through the remaining term of the employment agreement or, if longer, one year after termination of employment. Mr. Jozoff also will receive 24 monthly payments equal in the aggregate to the greater of (1) his annual base salary for the remaining term of the employment agreement or (2) the sum of his annual base salary and one year’s target bonus award. Under either a termination by Dial without cause or termination by Mr. Jozoff for good reason, Mr. Jozoff will be treated as a retiree for purposes of Dial’s 1996 Stock Incentive Plan, Annual Incentive Plan and Supplemental Pension Plan.

      Mr. Jozoff’s employment agreement also contains confidentiality and noncompetition provisions.

Change in Control

      Dial has change in control agreements with all of its executive officers and with many of its management employees. Under these agreements, if within two years after a change in control their employment terminates involuntarily or they leave for a good reason, executive officers receive (1) three times the sum of their base salary and their highest bonus in the past three years and (2) they continue to receive fringe benefits. The agreements also provide a tax gross-up feature to compensate for any excise taxes imposed on these payments. Executive officers also receive credit for three additional years of service under Dial’s retirement plans.

      Upon a change in control of Dial, all outstanding stock options vest in full and are immediately exercisable and all restrictions on restricted stock awards lapse. In addition, employees are paid a pro-rata portion of their target bonus award under Dial’s Annual Incentive Plan. Participants in Dial’s Management

Deferred Compensation Plan also may elect to have their deferred compensation paid in full upon a change in control.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Objectives

      Dial’s executive compensation program aims to:

•	Support, communicate and drive achievement of business strategies and goals;

•	Attract and retain the highest caliber executive officers;

•	Motivate high performance in an entrepreneurial, incentive-driven culture, free of any sense of entitlement;

•	Closely align the interests of executive officers and employees with stockholders’ interests;

•	Promote and maintain high ethical standards and business practices; and

•	Reward results and the creation of stockholder value.

Factors Considered in Determining Compensation

      The Committee makes executive compensation decisions on the basis of total compensation, rather than on separate free-standing components. The Committee attempts to create an integrated total compensation program structured to balance short- and long-term financial and strategic goals. A significant amount of executive compensation is paid only if performance goals are achieved. Total executive compensation is targeted at the 50th percentile of Dial’s comparator companies, with the opportunity to meet or exceed the 75th percentile based on performance.

      An independent consulting firm assists the Committee in evaluating Dial’s executive compensation program. This consultant compares Dial’s compensation practices to marketplace survey data as well as to a group of comparator companies. This group of comparator companies is similar to Dial with respect to national and international business operations and sales volumes, market capitalization and number of employees. The Committee reviews and approves the companies included in this comparator group. Substantially all of the companies chosen for Dial’s comparator group are included in the peer group index in the Stock Price Performance Graph presented on page 16. However, the Committee believes that Dial’s competitors for executive talent are not limited to these comparator companies.

      In 1997, the Committee established stock ownership guidelines for executives. The guidelines provide that executives should own common stock worth a multiple of base salary, ranging from one times base salary to up to three times base salary for the CEO. The Committee believes that these stock ownership guidelines help align the interests of executives with those of stockholders.

Base Salaries

      The Committee regularly reviews each executive officer’s base salary. Base salaries generally are targeted at the 50th percentile of Dial’s comparator companies. Base salaries for executive officers are initially determined by evaluating executives’ levels of responsibility, prior experience and breadth of knowledge, as well as internal equity issues and external pay practices. Base salaries offer security to executives and allow Dial to attract executive talent and maintain a stable management team. Base salaries also reward executives for individual performance, which encourages the development of executives.

      Increases to base salaries are driven by individual performance. Individual performance is evaluated based on sustained levels of contribution to Dial. The Committee considers the executive’s efforts in promoting Dial’s objectives; continuing educational and management training; improving product quality;

developing relationships with customers, suppliers and employees; demonstrating leadership abilities among co-workers and other goals.

Annual Bonuses

      Dial’s Annual Incentive Plan promotes Dial’s pay-for-performance philosophy by providing for annual cash bonuses based on achievement of specific company and individual performance goals. Annual bonus objectives communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

      Each year, the Committee establishes specific goals relating to each executive’s bonus opportunity. Eligible executives are assigned threshold, target and maximum bonus levels based on a percentage of base salary. Executives earn bonuses if the goals are achieved, although the Committee can adjust awards in certain cases.

      Bonus awards are based 70% on company performance and 30% on individual performance. Company performance goals for 1999 were based on net sales growth, operating margin and return on invested capital for the year. Company performance goals in 2000 will be based upon these same measures, as well as, in some instances, earnings per share and earnings per share growth. Individual performance is based on quantifiable performance measures. No bonus is paid unless the threshold company goals are achieved.

      Performance goals are considered by the Committee to be challenging, but achievable. Although the Committee believes that the 1999 results demonstrated consistent, solid performance, overall company performance was below target, while individual performance varied based on individual goals. The amounts shown in the Summary Compensation Table reflect the bonuses paid to the Named Executive Officers for 1999.

      The CEO’s bonus award for 1999 reflected below-target achievement of the company goals and above target achievement of his individual goals. In assessing the results achieved during 1999, the Committee recognized the extraordinary work performed by the CEO and others. Dial achieved strong core revenue growth, improved operating margin by 160 basis points and increased earnings per share by 15%. In addition, Dial formed an important joint venture with Henkel KGaA aimed at introducing new laundry detergent products in North America.

Stock Options

      In keeping with Dial’s commitment to performance-based pay, long-term incentives (consisting primarily of stock options) comprise the largest portion of an executive’s total compensation package. When awarding long-term incentives, the Committee considers the executive’s level of responsibility and prior experience, as well as historical award data, various performance criteria and compensation practices of comparator companies. The Committee attempts to provide executives with competitive long-term incentive award opportunities. In certain instances, these opportunities are above or below market level, based on an executive’s experience and actual performance.

      Stock options under Dial’s 1996 Stock Incentive Plan are granted at the fair market value of the common stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates after the grant date. Stock options vest based on stock price appreciation and time or, in any event, at the end of five years after the date of grant. Accordingly, stock options cause executives to focus on the creation of stockholder value over the long-term.

Deferred Compensation

      Dial’s Management Deferred Compensation Plan allows participants to defer a portion of their base salaries and bonuses. Amounts deferred are invested in Dial stock units. For the first three years that an employee is eligible to participate in this plan, the Dial stock units are acquired at a 20% discount to market. Stock units representing the 20% discount vest at the end of the second calendar year after the calendar year in which the salary and bonus amounts were originally deferred. The Committee believes this program facilitates acquisition and retention of Dial stock by employees and provides an opportunity for executives to satisfy Dial’s stock ownership guidelines, thereby further aligning executives’ interests with those of Dial’s stockholders.

Deductibility of Executive Compensation Under Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code provides that executive compensation in excess of $1 million is not deductible for corporate income tax purposes unless it is performance-based and is paid under a plan meeting requirements set forth in Section 162(m). The Committee intends to ensure that Dial’s executive compensation programs continue to satisfy the requirements of Section 162(m). However, the Committee may determine, based on business considerations, that compensation should be paid even if it is not deductible under Section 162(m).

EXECUTIVE COMPENSATION COMMITTEE
Michael T. Riordan (Chairman)
Joy A. Amundson
Herbert M. Baum
Donald E. Guinn

STOCK PRICE PERFORMANCE GRAPH

      The following graph compares cumulative total stockholder returns for Dial with the cumulative total return of the S&P Consumer Staples Index and the S&P 500 Stock Index. This graph covers the period of time from August 16, 1996, the date following Dial’s spin-off from Viad, through December 31, 1999. This graph assumes that $100 was invested in Dial’s common stock on August 16, 1996, and that all dividends were reinvested.

	The Dial Corporation	S&P Consumer Staples	S&P 500

8/16/96	100.00	100.00	100.00
12/27/96	110.80	112.10	115.00
1/2/98	165.00	148.00	150.40
12/31/98	229.80	180.40	192.50
12/31/99	195.60	169.00	233.00

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based upon Dial’s records and other information, Dial believes that all SEC filing requirements applicable to its directors and officers were complied with for 1999, except that Susan J. Riley reported that she purchased 7,000 shares of Dial stock in October 1999, but the actual number of shares purchased that month was 9,000. This inadvertent error was promptly corrected, but under SEC rules is deemed to be a late report with respect to the 2,000 shares inadvertently omitted from Ms. Riley’s original report for October.

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      To further align management’s and stockholders’ interests, Dial has adopted comprehensive stock ownership guidelines for directors and management. The guidelines provide for ownership of shares of common stock equal to:

•	Three times the annual retainer for directors;

•	Three times base salary for the President and CEO;

•	Two times base salary for all Executive and Senior Vice Presidents; and

•	One times base salary for other members of management.

      The following table sets forth the number of shares of common stock beneficially owned by directors, the Named Executive Officers and all directors and executive officers as a group, as of March 17, 2000.

	Amount and
	Nature of
	Beneficial	Percent of
Name	Ownership(1)	Class

Joy A. Amundson	23,655	*

Herbert M. Baum	23,064	*

Jeffrey B. Dias	27,205	*

Joe T. Ford	96,390	*

Thomas L. Gossage	79,329	*

Donald E. Guinn(2)	104,576	*

Malcolm Jozoff	1,312,728	1.3%

Susan J. Riley	221,159	*

Michael T. Riordan	21,948	*

Mark R. Shook(2)	191,226	*

Barbara S. Thomas	20,624	*

Salvador M. Villar	6,818	*

Bernhard J. Welle(2)	295,815	*

All directors and executive officers as a group (15 persons)	2,670,408	2.7%

(1)	Includes shares subject to options that are presently exercisable or will become exercisable within 60 days and vested DRSUs. The numbers of shares subject to exercisable options and vested DRSUs for each person named above and for all directors and executive officers as a group are as follows:

	Exercisable	Vested
Name	Options	DRSUs

Joy A. Amundson	17,850	4,805

Herbert M. Baum	16,850	4,214

Jeffrey B. Dias	0	11,205

Joe T. Ford	78,870	9,520

Thomas L. Gossage	54,671	22,658

Donald E. Guinn	86,047	7,275

Malcolm Jozoff	1,053,110	103,651

Susan J. Riley	176,544	16,815

Michael T. Riordan	16,850	4,098

Mark R. Shook	55,830	10,265

Barbara S. Thomas	16,850	2,774

Salvador M. Villar	3,950	293

Bernhard J. Welle	242,072	24,324

All directors and executive officers as a group	2,026,595	237,520

(2)	The following individuals share voting and dispositive powers with respect to the indicated number of shares of Common Stock : Mr. Guinn — 11,254 shares; Mr. Shook — 121,600 shares; Mr. Welle — 20,902 shares. All of the other individuals have sole voting and dispositive powers with respect to their shares.

*	Less than one percent

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as of March 17, 2000, regarding those persons known to Dial to be the beneficial owners of more than 5% of Dial’s outstanding Common Stock

	Amount of Beneficial	Percent of
Name and Address	Ownership	Class

J. & W. Seligman & Co. Incorporated	5,395,000 (1)	5.12%
100 Park Avenue
New York, New York 10017

(1)	The ownership information set forth herein is based in its entirety on material contained in a Schedule 13G, dated February 10, 2000, filed with the SEC by J. & W. Seligman & Co. Incorporated (JWS) and William C. Morris, a control person of JWS in accordance with Rule 13d-1(b)(1)(ii)(G). According to the Schedule 13G, JWS and Mr. Morris have shared voting and dispositive power over 3,844,150 and 5,395,000 shares, respectively.

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(Proposal 2 on the Proxy Card)

      In March 2000, the Board of Directors adopted The Dial Corporation Employee Stock Purchase Plan, subject to stockholder approval. The purpose of this plan is to provide substantially all employees with an opportunity to acquire an ownership interest in Dial by purchasing common stock on favorable terms. This plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code and is not subject to ERISA.

      The plan is attached as Appendix A. The following summarizes important provisions of the plan.

Description of the Plan

      The plan permits all eligible employees to purchase shares of common stock. To be eligible, an employee must be an employee of Dial or a participating Dial subsidiary and must:

•	have been employed for at least six months; and

•	work more than 20 hours per week.

      At March 17, 2000, 2,390 employees were eligible to participate in the plan.

      A total of 650,000 shares of common stock are available for purchase under the plan. This number will be adjusted for any stock splits or other changes to Dial’s capital structure. Shares issued under the plan will be either original issue shares or treasury shares. The plan must be approved by Dial’s stockholders at the annual meeting and, if the stockholders do not approve the plan, the plan will terminate.

      Shares are available for purchase pursuant to two consecutive offering periods each year. Dial intends these offering periods to be approximately six months in duration. The first offering under the plan will begin on the first trading day in July 2000 and end on the last trading day in December 2000. The next offering will begin on the first trading day in January 2001 and end on the last trading day in June 2001.

      Eligible employees may participate by electing to have a percentage of their base salary or wages (excluding bonuses, commissions and other incentive compensation), up to a maximum of 15%, withheld to purchase shares. On the first day of each offering period, participants are granted an option to purchase a number of shares determined by dividing the total amount of employee payroll deductions actually made during the offering period by a price set by the committee that administers the plan. This price may not be less than the lesser of:

•	85% of fair market value of the common stock on the first trading day of the offering period; or

•	85% of the fair market value of the common stock on the last trading day of the offering period.

      The fair market value of the common stock is determined by averaging the high and low prices of the common stock on the New York Stock Exchange. On March 17, 2000, the fair market value of the common stock was $14.8125.

      The maximum number of shares that a participant can purchase in a single offering period is 3,000. Payment for shares to be purchased under the plan will be made from accumulated payroll deductions.

      Employees are not eligible to participate in an offering period if:

•	immediately after the option grant under the plan the employee would own stock and options having 5% or more of the total voting power or value of all classes of Dial stock; or

•	the option grant under the plan would allow the employee to purchase shares under the plan having a fair market value of $25,000 or more in any applicable calendar year.

      Participants can withdraw from the plan prior to the last day of the offering period. Upon withdrawal, all of a participant’s payroll deductions will be paid to him or her, and no further payroll deductions will be made during that offering period. A participant who withdraws from an offering period will still be eligible to participate in subsequent offering periods, unless, as discussed below, the withdrawal occurs as a result of the participant’s failure to comply with the required two-year holding period for shares purchased under the plan.

      Except in the case of a withdrawal, a participant cannot change his or her payroll deduction level during an offering period. A participant’s election to participate will remain in effect for successive offering periods, but a participant may elect a different payroll deduction level or withdraw from the plan.

      Termination of employment automatically constitutes a withdrawal from the plan. Upon termination of employment, accumulated payroll deductions will be returned to the participant and will not be used to purchase shares in the offering period.

      Shares of common stock acquired by participants under the plan will be held in a book-entry account for two years after the date of purchase. A participant may request that Dial deliver any shares purchased by him or her under the plan during this two-year holding period, but this request will also constitute an election by the participant:

•	to withdraw from the offering period then in effect; and

•	to not participate in the next offering period.

      Unless a participant terminates employment or withdraws from the plan, the purchase of shares will occur on the last day of the offering period. No fractional shares will be issued under the plan.

      Dial will credit payroll deductions to a bookkeeping account maintained for each participant. Dial will not segregate the payroll deductions or hold them in trust or escrow. No interest will be paid on a participant’s payroll deductions. Each participant will receive regular statements regarding the status of his or her plan account.

      A participant’s rights under the plan cannot be assigned, transferred, pledged or otherwise disposed of by a participant. Dial may treat any of these acts by a participant as an election to withdraw from the plan.

      The Board of Directors may at any time terminate or amend the plan, but termination or amendment of the plan cannot adversely affect the rights of any participant. Amendments to increase the number of shares authorized for sale under the plan or to change the class of employees eligible to participate in the plan will not be effective unless approved by Dial’s stockholders.

      The plan will be administered by the Executive Compensation Committee of the Board of Directors. In general, this committee has broad discretion to set and change the terms and conditions of participation in the plan and to construe and interpret the plan. For example, this committee may change the eligibility requirements for employees, the type of employee compensation that is eligible for contribution under the plan, the length of offering periods, the maximum number of shares that can be purchased in any offering period, the discount offered under the plan, the length of the required holding period for shares purchased under the plan and the amount of time that a participant is ineligible to participate in the plan if the participant fails to comply with the two-year holding period.

      This committee also is vested with authority to make, administer and interpret such rules and regulations as it deems necessary to administer the plan. Any determination, decision or action of this committee in connection with the construction, interpretation, administration or application of the plan will be final and binding.

      Except as otherwise described above, benefits under the plan to the Named Executive Officers and to other officers and employees of Dial are not currently determinable because participation in the plan is voluntary and the benefits are subject to the market price of the common stock at future dates.

Federal Income Tax Consequences

      The following discussion summarizes only the federal income tax consequences under the plan. The following summary is not intended as tax advice to participants in the plan. Participants should consult their own tax advisors to understand all tax consequences resulting from participation in the plan.

      The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and will be interpreted consistent with the requirements of Section 423. Dial believes that the following federal income consequences will result from participation in the plan.

      The payroll deductions withheld from a participant’s pay will be taxable income to the participant and will be includible in the participant’s gross income for federal income tax purposes in the year which the amounts otherwise would have been received.

      A participant will not recognize any income for federal income tax purposes either at the time the participant is granted an option on the first trading day of the offering period or by virtue of the exercise of the option on the last trading day of the offering period. Dial will not receive any deduction by reason of the option grant or the exercise of this option.

      The federal income tax consequences of a sale or disposition of shares purchased under the plan depend on the length of time that a participant holds the shares. If a participant sells or otherwise disposes of shares purchased under the plan (other than any transfer resulting from death) within two years after the first day of the offering period in which the shares were purchased or within one year after the date on which the shares were purchased, the participant must recognize ordinary compensation income equal to the excess of (1) the fair market value of the shares on the date the shares were purchased over (2) the price paid for the shares. The amount of ordinary compensation income recognized by the participant will be added to the participant’s basis in the sold or disposed shares in determining any additional gain or loss realized by the participant on the sale of the shares. Any additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.

      If a participant sells shares purchased under the plan after the two-year period described above or if the participant dies, the participant or the participant’s estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (1) 15% of the fair market value of the shares on the first day of the offering period, or (2) the excess of the fair market value of the shares at the time of sale or on the date of death over the price paid for the shares. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant’s basis in the shares. Any gain realized upon the sale of the shares will be long-term capital gain. Any loss realized will be long-term capital loss.

      Dial will receive an income tax deduction under the plan only if there is a sale or disposition of shares by a participant within the two-year period described above. This deduction will be equal to the amount included as ordinary compensation income to the participant with respect to the sale or disposition of shares within this two-year period.

Vote Required

      Approval and adoption of the plan requires the affirmative vote of a majority of the shares of common stock represented and entitled to vote at the annual meeting. Assuming the existence of a quorum, abstentions will be treated as a vote against the employee stock purchase plan and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

      The Board has unanimously approved the plan and recommends that stockholders vote “for” the plan.

INDEPENDENT PUBLIC ACCOUNTANTS

      The principal independent public accounting firm used by Dial during 1999 was Deloitte & Touche LLP. Dial has retained Deloitte & Touche as its principal accounting firm in 2000. Deloitte & Touche representatives will attend the annual meeting, have an opportunity to make a statement and be available to answer questions.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION

      Stockholders may submit proposals which they intend to present at the annual meeting, and which may be included in the proxy statement and form of proxy. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis and comply with the SEC’s rules regarding stockholder proposals. Proposals intended to be presented at the 2001 annual meeting must be received by Dial no later than December 8, 2000. Any proposals or questions concerning proposals should be directed to Dial’s Secretary.

      If a stockholder wants to nominate a candidate for election as a director or propose any other matter for consideration at the annual meeting, other than proposals covered by the above paragraph, the stockholder must notify Dial’s Secretary in writing of the stockholder’s intent to make such nomination or request such other action. This written notice may be sent to Dial’s Secretary at 15501 North Dial Boulevard, Scottsdale, Arizona 85260-1619. The procedures governing stockholder nominations and proposals are set forth in Dial’s Bylaws, a copy of which is available upon request from Dial’s Secretary. The chairman of the annual meeting may refuse to acknowledge the nomination of any person or the request for such other action not made in compliance with the foregoing procedure.

OTHER BUSINESS

      The Board of Directors is not aware of any other matters to be brought before the annual meeting. If any other business properly comes before the meeting, the persons appointed in the enclosed proxy may vote in accordance with their best judgment.

By Order of the Board of Directors
/s/ Jane E. Owens
Jane E. Owens
Senior Vice President, General Counsel
and Secretary

APPENDIX A

THE DIAL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

INTRODUCTION

      1.01  Purpose. The Dial Corporation Employee Stock Purchase Plan is intended to provide a method whereby Eligible Employees of The Dial Corporation and its Participating Subsidiary Corporations will have an opportunity to purchase shares of Common Stock through accumulated payroll deductions.

      1.02  Rules of Interpretation. Subject to Article XII, it is the intention of the Company that the Plan will qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend or limit the operation of, and participation in, the Plan as necessary to conform to the requirements of that Section of the Code.

ARTICLE II

DEFINITIONS

      Capitalized terms used in the Plan shall have the following meanings:

      2.01  “Board” shall mean the Board of Directors of the Company.

      2.02  “Code” shall mean the Internal Revenue Code of 1986, as amended.

      2.03  “Change in Capitalization” shall mean any increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of shares of Common Stock, a change in value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares, other securities or other property of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

      2.04  “Change in Control” shall have the meaning set forth on Appendix A attached hereto.

      2.05  “Committee” shall mean the Executive Compensation Committee of the Board.

      2.06  “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

      2.07  “Company” shall mean The Dial Corporation, a Delaware corporation.

      2.08  “Compensation” shall mean the total of all amounts paid to a Participant by the Company or an applicable Participating Subsidiary Corporation for personal services (i) for Participants who receive a Federal Income Tax Withholding Statement (Form W-2), as reported on such Statement, and (ii) for Participants who do not receive a Federal Income Tax Withholding Statement (Form W-2), as determined by the Committee (and, in the case of each of (i) and (ii), excluding fringe benefits, overtime, bonuses and any amounts relating to equity-based awards); provided, however, that the Committee may, in its discretion, use any definition of “Compensation” so long as such definition and its application satisfies Section 423 of the Code.

      2.09  “Eligible Employee” shall mean, as of any date, any Employee of the Company or a Participating Subsidiary Corporation as of such date, but excluding (i) any Employee who has been employed by the Company or an applicable Participating Subsidiary Corporation for less than six months as of such date and

(ii) any Employee whose customary employment is 20 hours or less per week as of such date; provided, however, that, with respect to any Offering, the Committee may, in its discretion, expand or limit the class of Eligible Employees for purposes of that Offering so long as such action is consistent with Section 423 of the Code and the regulations promulgated and proposed thereunder.

      2.10  “Employee” shall mean any individual who is a common law employee of the Company or a Participating Subsidiary Corporation.

      2.11  “Exchange Act” shall mean the Securities Exchange Act of 1934 , as amended.

      2.12  “Fair Market Value” on any date shall mean the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national exchange on which the Common Stock is listed or on the NASDAQ National Market System or on NASDAQ or, if there is no regular public trading market for the Common Stock, as determined by the Committee in good faith.

      2.13  “Holding Period” shall mean, with respect to any shares of Common Stock purchased pursuant to the Plan, the period commencing on the Offering Termination Date on which such shares are purchased and ending on the second anniversary of such Offering Termination Date; provided, that the Committee may, in its discretion, shorten or lengthen the Holding Period applicable to shares of Common Stock purchased in an Offering; and provided, further, that any action of the Committee to shorten or lengthen any Holding Period shall be done and communicated to Participants in advance of the Offering to which such action applies.

      2.14  “Offering Commencement Date” shall have the meaning set forth in Section 4.02 hereof.

      2.15  “Offering Price” shall have the meaning set forth in Section 6.02 hereof.

      2.16  “Offering Termination Date” shall have the meaning set forth in Section 4.02 hereof.

      2.17  “Offerings” shall have the meaning set forth in Section 4.02 hereof.

      2.18  “Participant” shall mean any Eligible Employee who elects to participate in the Plan in accordance with the provisions of Section 3.03 hereof.

      2.19  “Participating Subsidiary Corporation” shall mean each “subsidiary corporation” (as that term is defined in Section 424 of the Code) of the Company, the common law employees of which are designated by the Board or the Committee as eligible to participate in the Plan. The Participating Subsidiary Corporations shall be set forth on Appendix B attached hereto (as such Appendix may be revised from time to time by the Committee).

      2.20  “Plan” shall mean The Dial Corporation Employee Stock Purchase Plan, as amended from time to time.

      2.21  “Plan Representative” shall mean the persons designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to the operation of, and participation in, the Plan.

      2.22  “Securities Act” shall mean the Securities Act of 1933, as amended.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

      3.01  Initial Eligibility. Each Employee who is an Eligible Employee on an Offering Commencement Date shall be eligible to participate in the Offering commencing on such Offering Commencement Date. Persons who are not Eligible Employees on an Offering Commencement Date shall not be eligible to participate in the Plan with respect to that Offering.

2

      3.02  Restrictions on Participation. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option to purchase shares of Common Stock under the Plan:

(a) if, immediately after the grant, such Eligible Employee would own stock and/or hold outstanding options to purchase stock (whether granted under the Plan, or otherwise) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (and, for purposes of this paragraph, the rules of Section 423(b)(3) and Section 424(d) of the Code shall apply in determining stock ownership of any Eligible Employee); or

(b) which permits such Eligible Employee’s rights to purchase stock under all employee stock purchase plans of the Company and all Participating Subsidiary Corporations to accrue at a rate which exceeds $25,000 of Fair Market Value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      3.03  Commencement of Participation. An Eligible Employee may become a Participant by completing an authorization for payroll deductions on the form provided by the Company and filing the completed form with the Committee on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the next following Offering. Payroll deductions for a Participant shall commence on the next following Offering Commencement Date after the Employee’s authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the Participant’s earlier termination of participation in the Plan. Each Participant shall be deemed to continue participation in the Plan until the earlier of (i) the termination of the Plan and (ii) such Eligible Employee’s termination of participation in the Plan pursuant to Article VIII hereof.

ARTICLE IV

STOCK SUBJECT TO THE PLAN AND OFFERINGS

      4.01  Stock Subject to the Plan. Subject to the provisions of Sections 13.03 and 13.04 hereof, the Board shall reserve for issuance under the Plan an aggregate of six hundred and fifty thousand (650,000) shares of Common Stock, which shares may be authorized but unissued shares of Common Stock or treasury shares.

      4.02  Offerings. Subject to Section 4.03, the Plan will be implemented by offerings ( “Offerings”) of Common Stock during consecutive, non-overlapping periods of time selected by the Committee, the first of which shall commence on July 3, 2000. The first day of an Offering shall be deemed the “Offering Commencement Date” for such Offering, and the last day of an Offering shall be deemed the “Offering Termination Date” for such Offering. The Offering Commencement Date and the Offering Termination Date shall in all cases occur on a business day. It is intended that each Offering shall be a period of approximately six months, but the Committee may, in its discretion, set longer or shorter periods for any Offering, so long as the length of such Offering is consistent with Section 423 of the Code.

      4.03  Effect of a Change in Control. In the event of a Change in Control, the Offering Termination Date with respect to the Offering in which the Change in Control would otherwise occur shall be accelerated to the last payroll date immediately preceding the Change in Control.

ARTICLE V

PAYROLL DEDUCTIONS

      5.01  Amount of Deduction. The form described in Section 3.03 will permit a Participant to elect payroll deductions in increments of one percent (1%) of such Participant’s Compensation of such Participant’s Compensation for each pay period ending during an Offering, up to fifteen percent (15%) (or, in the discretion of the Committee, such other percent or fixed dollar amount which the Board or Committee may from time to time otherwise determine); provided , that a Participant’s payroll deductions may be reduced in whole or in part by the Board or the Committee, in its discretion, at any time during an Offering which is scheduled to end

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during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.02(b) hereof.

      5.02  Participant’s Account. All payroll deductions made for a Participant shall be credited to a book-entry account established for such Participant under the Plan. A Participant may not make any separate cash payments with respect to any Offering.

      5.03  Changes in Payroll Deductions. A Participant may reduce or increase future payroll deductions (within the limits described in Section 5.01 hereof) by filing with the Committee a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions will be the first day of the next Offering following the Company’s receipt of the change form, if the Company shall have timely received such change form prior to the Offering Commencement Date of such Offering or as of such earlier date as the Committee may, in its discretion, determine or as shall be applicable in connection with the cessation of the Participant’s participation in the Plan pursuant to Section 8.01 hereof.

ARTICLE VI

GRANTING OF OPTION

      6.01  Number of Option Shares. On each Offering Commencement Date, each Participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock the Fair Market Value of which is equal to (i) that amount of the Participant’s Compensation which the Participant has elected to have withheld with respect to such Offering (but in any event not in excess of the limitations set by Section 5.01 hereof) divided by (ii) the applicable Offering Price determined as provided in Section 6.02 hereof. Notwithstanding the foregoing sentence, the maximum number of shares of Common Stock that a Participant may purchase in the initial Offering is three thousand (3,000). The Committee may, prior to the commencement of subsequent Offerings, establish such maximums for such Offerings as it deems appropriate.

      6.02  Offering Price. The per share option price of shares of Common Stock purchased with payroll deductions made during any Offering (the “Offering Price”) by a Participant shall be an option price determined by the Committee in advance of such Offering, but not lower than the lower of:

(a) 85% of the Fair Market Value of the Common Stock on the Offering Commencement Date for such Offering; and

(b) 85% of the Fair Market Value of the Common Stock on the Offering Termination Date of such Offering.

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ARTICLE VII

EXERCISE AND OTHER TERMS OF OPTIONS

      7.01  Automatic Exercise. Subject to Section 6.01 hereof, each Participant’s option for the purchase of shares of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the applicable Offering Termination Date for the purchase of the number of whole and deemed fractional shares of Common Stock which the accumulated payroll deductions in the Participant’s account at that time will purchase at the applicable Offering Price.

      7.02  Withdrawal of Account. No Participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions in his or her account; provided, however, that a Participant’s accumulated payroll deductions shall be refunded to the Participant as and to the extent specified in Section 8.01 hereof upon termination of such Participant’s participation in the Plan.

      7.03  Fractional Shares. Fractional shares of Common Stock will not be issued under the Plan. Any fractional share of Common Stock deemed purchased by a Participant pursuant to Section 7.01 hereof will be combined with any fractional shares deemed purchased by the Participant in subsequent Offerings and whole shares of Common Stock then issued therefor.

      7.04  Non-Transferability of Options. Neither payroll deductions credited to any Participant’s account nor any option or rights with regard to the exercise of an option or the receipt of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 8.01 hereof. During a Participant’s lifetime, options held by a Participant shall be exercisable only by such Participant.

      7.05  Delivery of Stock.

      (a)  As of each Offering Termination Date, the Company shall cause all shares of Common Stock purchased by each Participant thereon to be credited to a book-entry account maintained for the Participant. Subject to Section 8.04, during the Holding Period applicable to such shares, the Company shall deliver to the Participant, upon his or her request, any of such shares of Common Stock so credited. As soon as practicable after expiration of the Holding Period applicable to such shares (or pursuant to the last sentence of this Section 7.05(a), if earlier), the Company shall deliver such shares to the Participant. The Company may set limits as to the minimum number of shares that a Participant may so request and may require the Participant to dispose of such shares through one or more brokers designated by the Company. The Company shall deliver all shares of Common Stock purchased by a Participant pursuant to the Plan as soon as practicable after the Participant ceases to be an Eligible Employee.

      (b)  The Company may deliver shares of Common Stock purchased under the Plan in certificated or book entry form, in the Company’s sole discretion.

      7.06  Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of Section 423 of the Code. Shares of Common Stock purchased upon exercise of options granted under the Plan may contain such restrictions, terms and conditions as the Board or Committee may, in its discretion, determine, and the Board or Committee may, in its discretion, require that an appropriate legend be placed on the certificates evidencing such shares of Common Stock.

ARTICLE VIII

WITHDRAWAL

      8.01  In General. A Participant may withdraw from an Offering at any time prior to the Offering Termination Date of such Offering by giving written notice to the Committee in accordance with any procedures the Committee may set. Upon processing of any such notice of withdrawal, no further payroll deductions will be made from the Participant’s Compensation during such Offering, and such Participant will

5

not participate in such Offering or in any future Offering unless and until (with respect to any future Offering) such Participant elects to resume participation. Such Participant’s payroll deductions accumulated prior to processing of such notice of withdrawal, if any, together with an amount of cash equal to the Fair Market Value of any deemed fractional shares then credited in respect of the Participant, if any, shall be refunded (in each case without interest) to him or her as soon as reasonably practicable. A Participant may elect to resume participation in the Plan by providing written notice to the Committee pursuant to Section 3.03 hereof in accordance with any procedures the Committee may set.

      8.02  Effect on Subsequent Participation. Subject to Section 8.04, a Participant’s withdrawal from any Offering will not have any effect upon such Participant’s eligibility to participate in any subsequent Offering or in any similar plan which may hereafter be adopted by the Company and for which such Participant is otherwise eligible.

      8.03  Termination of Eligible Employee Status. Upon a Participant’s ceasing to be an Eligible Employee for any reason, including as a result of a termination of the Participant’s employment with the Company or any Participating Subsidiary Corporation (as the case may be) for any reason (including retirement or death), the Participant’s participation in the Plan shall automatically terminate and, in connection with such termination of participation, his or her payroll deductions accumulated prior to such termination, if any, together with an amount of cash equal to the Fair Market Value of any deemed fractional shares then credited in respect of the Participant, if any, shall be refunded (in each case without interest) to him or her as soon as reasonably practicable, or, in the case of his or her death, to the person or persons entitled thereto under Section 13.01 hereof.

      8.04  Withdrawal upon Request for Delivery of Common Stock. Subject to the last sentence of this Section 8.04, the request of a Participant pursuant to Section 7.05(a) of the Plan to take delivery of shares of Common Stock purchased pursuant to the Plan prior to the expiration of the Holding Period applicable to such shares shall constitute an election by the Participant (i) to withdraw from the then-current Offering (if he or she is a Participant therein) and (ii) not to participate in the next following Offering; provided, that the Committee may, in its discretion, increase the number of Offerings to which clause (ii) of this Section 8.04 applies so long as any such increased number has been established and communicated by the Committee to Participants in advance of any Offering to which such increased number applies; and provided, further, that this Section 8.04 shall not apply to any delivery of Common Stock required by legal process. The Committee shall have the discretion to cause this Section 8.04 not to apply to one or more Offerings under the Plan so long as such action has been done and communicated by the Committee to Participants in advance of any Offering to which such action applies.

ARTICLE IX

INTEREST

      9.01  Payment of Interest. No interest will be paid or allowed on any payroll deductions made pursuant to the Plan or credited to the account of or distributed to any Participant.

ARTICLE X

STOCK

      10.01  Participant’s Interest in Option Stock. No Participant will have any interest in shares of Common Stock covered by any option held by such Participant unless and until (a) such option has been exercised as provided in Section 7.01 hereof, (b) the Company shall have issued shares of Common Stock in respect of the Participant and (c) the Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock. No Participant will have any interest in deemed fractional shares of Common Stock covered by any option held by such Participant other than the right to

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receive an amount of cash equal to the Fair Market Value thereof from the Company pursuant to Sections 8.01 and 8.03 hereof.

      10.02  Registration of Stock. Shares of Common Stock purchased by a Participant under the Plan will be recorded in the books and records of the Company in the name of the Participant.

ARTICLE XI

ADMINISTRATION

      11.01  Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The interpretation and construction by the Committee of any provision of the Plan or any option granted hereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect hereto or any option granted hereunder.

      11.02  Authority of Committee. The Committee may establish any policies or procedures that in its discretion are necessary or appropriate for the operation and administration of the Plan and may adopt rules for the administration of the Plan. It is intended that the Committee will engage the services of Plan Representatives and other plan administrators on such terms and conditions as the Committee deems appropriate for the purposes of performing any of its responsibilities and obligations hereunder (including, without limitation, the distribution and collection of Participant notices and elections under the Plan, the establishment of custodial accounts and the holding of shares of Common Stock purchased by Participants upon the exercise of options granted under the Plan), other than (i) the amendment and termination of the Plan and (ii) any action required to by taken by it pursuant to Section 16 of the Exchange Act.

ARTICLE XII

FOREIGN JURISDICTIONS

      12.01  The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing sentence, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary in accordance with the requirements of such local law and procedures.

      12.02  The Committee may also adopt Plan supplements applicable to particular subsidiaries or locations, which supplements may (as determined by the Committee) constitute provisions of this Plan applicable to such subsidiaries or locations or one or more sub-plans not intended to comply with Section 423 of the Code. The terms and conditions of any such sub-plan shall supersede the provisions of this Plan to the extent determined by the Committee, with the exception of Section 4.01, but unless otherwise so superseded, the provisions of this Plan shall be deemed incorporated into any such sub-plan.

ARTICLE XIII

MISCELLANEOUS

      13.01  Designation of Beneficiary. A Participant may file with the Committee a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash under the Plan upon the Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee. Upon the death of a Participant and receipt by the Company of proof of identity and existence at the Participant’s death of a beneficiary validly designated by the Participant under the Plan, and subject to Article VIII hereof concerning withdrawal from the Plan, the Company shall deliver such shares of Common Stock and/or cash to such beneficiary. In the event of the death of a Participant lacking a beneficiary validly

7

designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company may, in its discretion, deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents of the Participant, in each case without any further liability of the Company whatsoever under or relating to the Plan. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to the Participant under the Plan.

      13.02  Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate such payroll deductions.

      13.03  Adjustment Upon Changes in Capitalization. In the event of a Change in Capitalization, the maximum number and class of shares of Common Stock or other stock or securities reserved for issuance under the Plan in the aggregate and that a Participant may purchase pursuant to an Offering, the class of shares of Common Stock or other stock or securities which the accumulated payroll deductions in a Participant’s account will purchase, and the Offering Price therefor, shall be appropriately and equitably adjusted by the Committee.

      13.04  Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, alter (i) the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 13.03 hereof), or (ii) the class of employees eligible to receive options under the Plan; and provided, further, however, that no termination, modification, or amendment of the Plan may, without the consent of a Participant then having an option under the Plan to purchase shares of Common Stock, adversely affect the rights of such Participant under such option, except that the foregoing shall not prohibit the Company from terminating the Plan at any time (including during an Offering) and applying the amounts theretofore withheld from Participants to the purchase of shares of Common Stock as if the termination date of the Plan were an Offering Termination Date. Any cash balance remaining after the purchase of shares of Common Stock in such final Offering shall be refunded (without interest) to such Participant as soon as reasonably practicable.

      13.05  Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

      13.06  Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an option except as specifically provided in the Plan;

(b) give any person any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

(c) limit in any way the right of the Company to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

      13.07  Regulations and Other Approvals; Governing Law.

      (a)  The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

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      (b)  The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

      (c)  The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

      (d)  The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

      (e)  Each option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of shares of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an option or the issuance of shares of Common Stock, no options shall be granted or payment made or shares of Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

      (f)  Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of shares of Common Stock purchased pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving shares of Common Stock pursuant to the Plan, as a condition precedent to receipt of such shares upon exercise of an Option, to represent and warrant to the Company in writing that the shares of Common Stock purchased by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

      (g)  If a Participant makes a disposition, within the meaning of Section 423(a) of the Code and regulations promulgated thereunder, of shares of Common Stock issued to such Participant pursuant to the exercise of an option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of shares of Common Stock to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

      13.08  Withholding. In connection with the exercise of an option (in whole or in part) or at the time of disposition of some or all of the Common Stock issued under the Plan, a Participant shall make adequate provision for any federal, state or other tax withholding obligations, if any, which arise upon such exercise or disposition. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s Compensation an amount necessary for the Company to satisfy any applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the early disposition of the Common Stock.

      13.09  Effective Date. The Plan shall become effective as of March 1, 2000, subject to approval by the holders of a majority of the shares of Common Stock present and represented at any special or annual meeting of the shareholders of the Company duly held within twelve (12) months after adoption of the Plan. If the Plan is not so approved, the Plan shall not become effective.

      13.10  Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

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APPENDIX A

DEFINITION OF “CHANGE IN CONTROL”

      A “Change in Control” shall mean the occurrence, while the Plan is in effect, of any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

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THE DIAL CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]

The Board of Directors recommends a vote FOR:

1.  Election of directors whose terms expire in 2003:
  Nominees: 01-Joy A. Amundson,
  02-Thomas L. Gossage and 03-Michael T. Riordan.

For all	Withhold All	For all Except Nominee(s) Written Below
[ ]	[ ]	[ ]

(Except nominee(s) written above.)

2.	Approval of Dial’s employee stock purchase plan.

For	Against	Withhold
[ ]	[ ]	[ ]

3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Dated:  ________________________________________________________________________________, 2000

Signature

Signature, if held jointly

Please sign exactly as name appears on your account. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

[Dial Corporation Logo]

TELEPHONE VOTING INSTRUCTIONS

Dear Stockholder:

      Your vote is important to us. We have provided an automated telephone service for granting your proxy. You may access this service 24 hours a day by dialing this toll free number from a touch-tone telephone (if located within the U.S.): 1-888-515-7892

      After dialing 1-888-515-7892, you will hear the following instructions:

           Please enter your six digit control number which appears directly above the words “Dear Stockholder”.

           Please press “1” if you wish to vote for the recommendations of the Board of Directors.

           Please press “0” if you wish to vote on each proposal separately. The system will then prompt you with voting instructions.

      Once this is completed, the telephone system will automatically hang up, and your proxy will be voted as you directed. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

PROXY                                                                                                              PROXY

THE DIAL CORPORATION

2000 ANNUAL MEETING OF STOCKHOLDERS

c/o Harris Trust & Savings Bank, P. O. Box A3504, Chicago, Illinois 60690

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Herbert M. Baum and Donald E. Guinn, and each of them, to have all the powers hereunder, including full power of substitution, as Proxies for the undersigned to vote as indicated below, at the Annual Meeting of Stockholders of The Dial Corporation (the “Corporation”) to be held on Thursday, June 1, 2000, and at any adjournments or postponements thereof, all shares of stock which the undersigned is entitled to vote, with all voting rights the undersigned would have if personally present. This card also provides voting instructions for shares of the Corporation held for the account of the undersigned, if any, under the 401(k) plans of the Corporation.

      This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of all of the nominees for director identified in Proposal 1 and FOR the approval of Dial’s employee stock purchase plan discussed in Proposal 2.

PLEASE COMPLETE, SIGN AND DATE THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

•     DETACH HERE BEFORE MAILING TOP PORTION    •

[Dial Corporation Logo]

Dear Stockholder:

      On the reverse side of this card are instructions on how to vote for the election of directors and the approval of Dial’s employee stock purchase plan by telephone. Please consider voting by telephone. Your vote is recorded as if you mailed in your proxy card. Voting this way is convenient. It also saves Dial money.

      Thank you for your attention to these matters.